Exhibit 99.1

Innventure, Inc. Announces Financing Agreements to Further Strengthen Balance Sheet

Enters $50 Million Secured Line of Credit with Western Technology Investment

Issues Approximately $11 Million of Series B Preferred Stock

ORLANDO, Fla. (October 23, 2024) – Innventure, Inc. (Nasdaq: INV) (“Innventure”), a technology commercialization platform, today announced two financing arrangements to bolster its capital position and provide additional operating flexibility.

The Company entered into a $50 million secured line of credit (the “Line of Credit”) with Western Technology Investment (“WTI”). The Company expects to draw on the Line of Credit in multiple installments through March 31, 2025, subject to the satisfaction of certain conditions and achievement of certain commercial milestones by certain dates.

Innventure also entered into investment agreements at the time of closing of the business combination the (“Business Combination”) with certain qualified investors for the issuance and sale of approximately $11 million of Series B Preferred Stock in a private placement of Series B Preferred Stock.  Proceeds from this offering augmented the $11.3 million of trust assets that were not redeemed in connection with the Business Combination.

“These financing agreements are a testament to Innventure’s differentiated business model and mark a significant milestone as a newly public company,” said Bill Haskell, CEO of Innventure. “The Line of Credit and private placement, together with our conditional $75 million Standby Equity Purchase Agreement with Yorkville, strengthen Innventure’s financial position and provide even greater opportunity to continue identifying, funding and commercializing transformative technologies.”

About Innventure
Innventure founds, funds, and operates companies with a focus on transformative, sustainable technology solutions acquired or licensed from multinational corporations. Innventure takes what it believes to be breakthrough technologies from early evaluation to scaled commercialization utilizing an approach designed to help mitigate risk as it builds disruptive companies it believes have the potential to achieve a target enterprise value of at least $1 billion. Innventure defines ‘‘disruptive’’ as innovations that have the ability to significantly change the way businesses, industries, markets and/or consumers operate.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business model, the financial condition and prospects of the Company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Form S-4, which was filed in connection with the Business Combination and was declared effective by the Securities and Exchange Commission, and those discussed and identified in other public filings made with the Securities and Exchange Commission by the Company and the following: (a) expectations regarding the Company’s and the Innventure Companies’ (as defined below) strategies and future financial performance, including their future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses,  market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives; (b) the implementation, market acceptance and success of the Company’s and the Innventure Companies’ business models and growth strategies; (c) the Company’s future capital requirements and sources and uses of cash; (d) the Company’s ability to meet the various conditions, including the available cash and performance targets, and access any of the installments draws under the Line of Credit; (e) the Company’s ability to meet the various conditions and satisfy the various limitations under the Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., including exchange caps, issuances and subscriptions based on trading volumes, to access the funds available under the SEPA; (f) that the Company will have sufficient capital following the completion of the Business Combination to operate as anticipated; (g) the Company’s ability to obtain funding for its operations and future growth; (h) developments and projections relating to the Company’s and the Innventure Companies’ competitors and industry; (i) the Innventure Companies’ ability to meet, and to continue to meet, applicable regulatory requirements for the use of their products and the numerous regulatory requirements generally applicable to their products and facilities; (j) the outcome of any legal proceedings that may be instituted against the Company in connection with the completion of the Business Combination; (k) the Company’s ability to find future opportunities to license or acquire breakthrough technology solutions from multinational corporations (“MNCs”) and to satisfy the requirements imposed by or to avoid disagreements with its current and future MNC partners; (l) the risk that the Company may be deemed an investment company under the Investment Company Act, which would impose burdensome compliance requirements and restrictions on its activities; (m) the Company’s ability to sufficiently protect the intellectual property rights of itself and its subsidiaries, and to avoid or resolve in a timely and cost-effective manner any disputes that may arise relating to its use of the intellectual property of third parties; (n) the risk of a cyber-attack or a failure of the Company’s information technology and data security infrastructure; (o) the ability to recognize the anticipated benefits of the Business Combination; (p) unexpected costs related to the Business Combination; (q) geopolitical risk and changes in applicable laws or regulations; (r) potential adverse effects of other economic, business, and/or competitive factors; and (s) operational risks related to the Company and its subsidiaries.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Media Contact: Laurie Steinberg, Solebury Strategic Communications
press@innventure.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investorrelations@innventure.com